EXHIBIT 99.1

NEWS FOR RELEASE: 4/26/05, 4pm EDT                       CONTACT:  Lee Brown
                                                         719-481-7213
                                                         lbrown@ramtron.com

             RAMTRON REPORTS FIRST-QUARTER 2005 FINANCIAL RESULTS

             Company posts record core FRAM product revenue; takes
                          inventory provision charge

COLORADO SPRINGS, CO - April 26, 2005 - U.S. semiconductor maker Ramtron International Corporation (Nasdaq: RMTR), the leading supplier of nonvolatile ferroelectric random access memory (FRAM) products, today reported its financial results for the first quarter ended March 31, 2005. Revenue for the first quarter totaled $13.0 million, compared with $13.5 million for the same quarter of 2004. First-quarter loss from continuing operations was $723,000, or a loss of $0.03 per share (basic and diluted), compared with income from continuing operations of $1.2 million, or $0.05 per share (basic and diluted), for the same quarter a year earlier. Included in the loss from continuing operations was the effect of a charge of $872,000 for inventory write-downs.

"We posted record core FRAM product revenue during the first quarter, with sales of over $6 million," commented Bill Staunton, Ramtron's CEO. "This grew 20% over the prior quarter and contributed to an 80% compound annual growth rate for core FRAM product revenue since the first quarter of 2003.

"We are increasingly confident in our core FRAM growth strategy," Staunton continued. "Printing and copier applications are producing results in the computing market segment, and we are beginning to see tangible FRAM adoption trends in the automotive segment. Our geographic mix remains evenly distributed across all major regions, and our top three market segments are represented in our top 10 customer list.

"Our inventory write-downs for the first quarter resulted primarily from low startup yields as we ramped newly developed products on our advanced 0.35-micron manufacturing line," Staunton added.

First-Quarter FRAM Semiconductor Product Highlights:
---------------------------------------------------
- FRAM product revenue was $7.5 million, down 15% from the prior quarter and 11% from the year-ago quarter

- Including the provision for inventory write-downs, gross margin for FRAM products was 41%, compared with 55% for the prior quarter and 54% for the year-ago quarter

- Core FRAM product sales increased 20% from the prior quarter to $6.1 million, or comprised 81% of FRAM product revenue; core FRAM product sales were $5.0 million, or 57% of FRAM product revenue, for the fourth quarter of 2004 and $4.1 million, or 49% of FRAM product revenue, for the year-ago quarter

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-  Sales to ENEL declined by 62% from the prior quarter to $1.4 million, or
   19% of total FRAM product revenue; ENEL sales were $3.8 million, or 43% of FRAM product revenue, for the fourth quarter of 2004 and $4.3 million, or 51% of FRAM product revenue, for the first quarter of 2004

- Mixed-signal and integrated FRAM product revenue increased 49% from the fourth quarter of 2004 to $278,000 (Ramtron introduced its mixed-signal product line in the fourth quarter of 2003).

First-Quarter and Full-Year Mushkin Business Unit Highlights:
------------------------------------------------------------
- First-quarter product revenue from the company's Mushkin business unit was $5.0 million, consistent with the prior quarter and up 10% from the same quarter a year ago

- First-quarter gross margin for Mushkin products was 7%, compared with 13% for the prior quarter and 15% for the year-ago quarter.

Business Outlook
----------------
The following statements are based on Ramtron's current expectations. These statements are forward-looking, and actual results may differ materially from those set forth in these statements. Ramtron intends to continue its policy of not updating forward-looking statements other than in publicly available documents, even if experience or future changes show that anticipated results or events will not be realized.

- Product revenue for the second quarter ending June 30, 2005 is currently anticipated to be between $12.5 million and $13.5 million

- Gross margin for the second quarter is currently anticipated to be between 34% and 38%; operating expenses are expected to be between $4.2 million and $4.7 million

- Other revenue for the second quarter, including license and development fees, royalties and customer-sponsored research and development, is expected to total approximately $500,000

- Revenue projections are based on, among other things, assumptions that FRAM product orders - including the rate of shipments to Ramtron's FRAM customer, ENEL, and revenue from the company's Mushkin subsidiary - will conform to management's current expectations and that costs and expenses will fluctuate over time, primarily due to intermittent, non-recurring engineering charges for the development of new products.

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Conference Call
---------------
Ramtron management's teleconference will be webcast live and a replay will be available for seven days.

How to Participate
------------------
Ramtron First-Quarter 2005 Results Teleconference
April 26, 2005 at 2:00 p.m. PT / 5:00 p.m. ET

Go to the Investors page of the Ramtron site at www.ramtron.com and click on the teleconference link. From this site, you can listen to the teleconference, assuming that your computer system is configured properly. A telephonic replay will also be available for seven days after the live call at (719) 457-0820, code #5632974.

Cautionary Statements
---------------------
Except for historical information, this press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words or phrases such as "believe," "expect," "anticipate," "should," and "potential," among others. These statements include statements about Ramtron's expected revenue, gross margin and operating expenses for the second quarter of 2005. In addition, statements regarding the confidence in our core FRAM growth strategy and FRAM adoption trends in the automotive market are forward-looking statements. These forward-looking statements are inherently difficult to predict and involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to: general economic conditions and conditions specific to the semiconductor industry; demand for Ramtron's products and the products of ENEL; order cancellations or reduced bookings; product mix; competitive factors such as pricing pressures on existing products and the timing and market acceptance of new product introductions; Ramtron's ability to secure and maintain an appropriate amount of low-cost foundry production capacity from its sole foundry source in a timely manner; our foundry partner's timely ability to successfully manufacture products for Ramtron; our foundry partner's ability to supply increased orders for FRAM products in a timely manner using Ramtron's proprietary technology; any disruptions of Ramtron's foundry or test and assembly contractor relationships; the ability to continue effective cost reductions; currency fluctuations; unexpected design and manufacturing difficulties; the timely development and introduction of new products and processes; and the risk factors listed from time to time in Ramtron's SEC reports, including but not limited to the Annual Report on Form 10-K for the year ended December 31, 2004 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004; June 30, 2004; and September 30, 2004. Copies of Ramtron's Forms 10-K, 10-Q, and 8-K, and any other documents are available at no charge at the SEC's website (www.sec.gov), from commercial document retrieval services, or from the company.

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All forward-looking statements included in this release are based upon information available to Ramtron as of the date of this release, which may change. Ramtron intends to continue its policy of not updating forward-looking statements other than in publicly available documents, even if experience or future changes show that anticipated results or events will not be realized.

The financial information in this press release and the attached financial statements has been prepared from the books and records of the company with the omission of certain information and disclosures normally included in financial statements.

About Ramtron
-------------
Ramtron International Corporation, headquartered in Colorado Springs, Colorado, is dedicated to the design, development and sale of ferroelectric RAM or FRAM memory products. The company also develops and markets high-performance memory products through its subsidiary, Mushkin Inc.

                                    -XXX-

                      (financial statements attached)

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                       RAMTRON INTERNATIONAL CORPORATION
                    First Quarter 2005 FINANCIAL HIGHLIGHTS
                     CONSOLIDATED STATEMENTS OF OPERATIONS
               (Amounts in thousands, except per-share amounts)
                                 (unaudited)
                                                      Three Months Ended
                                                  ---------------------------
                                                   March 31,        March 31,
                                                     2005             2004
                                                  ----------       ----------
Revenue:
   Product sales                                    $12,494          $12,953
   License and development fees                         179              179
   Royalties                                            231              208
   Customer-sponsored research and development          125              142
                                                    --------         --------
                                                     13,029           13,482
                                                    --------         --------
Costs and expenses:
   Cost of product sales, exclusive of
        provision for inventory write-off             8,219            7,714
   Provision for inventory write-off                    872               60
   Research and development                           1,711            1,365
   Customer-sponsored research and development          166              141
   Sales, general and administrative                  2,509            2,677
                                                    --------         --------
                                                     13,477           11,957
                                                    --------         --------
Operating income (loss) from continuing operations     (448)           1,525

Interest expense, related party                         (81)            (144)
Interest expense, other                                (210)            (217)
Other income, net                                        16                5
                                                    --------         --------
Income (loss) from continuing operations               (723)           1,169

Loss from discontinued operation                         --             (333)
                                                    --------         --------
Net income (loss)                                   $  (723)         $   836
                                                    ========         ========
Net income (loss) per common share:
    Basic:
      Income (loss) from continuing operations      $ (0.03)         $  0.05
      Loss from discontinued operation                   --            (0.01)
                                                    --------        ---------
      Total                                         $ (0.03)         $  0.04
                                                    ========         ========
    Diluted:
      Income (loss) from continuing operations      $ (0.03)         $  0.05
      Loss from discontinued operation                   --            (0.01)
                                                    --------         --------
      Total                                         $ (0.03)         $  0.04
                                                    ========         ========
Weighted average common shares outstanding
    Basic                                            22,415           22,195
                                                    ========         ========
    Diluted                                          22,415           23,121
                                                    ========         ========
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                      RAMTRON INTERNATIONAL CORPORATION
                    FIRST QUARTER 2005 FINANCIAL HIGHLIGHTS
                        CONSOLIDATED BALANCE SHEETS
                           (Amounts in thousands)
                                 (unaudited)
                                                  March 31,    Dec. 31,
                                                    2005         2004
                                                  --------     --------
ASSETS

Cash and cash equivalents                         $ 3,812      $ 6,384
Accounts receivable, net                            7,272        8,606
Inventories                                         6,599        5,769
Property, plant and equipment, net                  4,174        3,991
Goodwill, net                                       4,020        4,020
Intangible assets, net                              3,892        3,797
Other assets                                          855        1,086
                                                   ------       ------
                                                  $30,624      $33,653
                                                  =======      =======

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                               $ 2,926      $ 3,765
   Accrued liabilities                              1,659        2,957
   Deferred revenue                                 1,224        1,350
   Current maturities of long-term debt               250          250
   Liabilities of discontinued operation              239          239
Long-term deferred revenue                          4,697        4,986
Long-term debt                                      5,067        4,914
Stockholders' equity                               14,562       15,192
                                                   ------       ------
                                                  $30,624      $33,653
                                                  =======      =======

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